Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.
INTERNATIONAL PETROLEUM CONSULTANTS

115 West 3rd Street, Suite 700
Tulsa, Oklahoma 74103-3410
(918) 587-5521
(918) 587-2881 (Fax)
www.lkaengineers.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made part of this EXCO Resources, Inc. Annual Report on Form 10‑K for the year ended December 31, 2017 and further consents to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159930, 333-156086, 333-132551, 333-146376, 333-177900 and 333-189262) and on Form S-3 (Nos. 333-193660, 333-203549, 333-207166, 333-208379 and 333-219641) of EXCO Resources, Inc. of information from our reserve reports dated January 8, 2016, January 6, 2015 and January 8, 2014 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and certain of its consolidated subsidiaries presented as of December 31, 2015, 2014 and 2013.

/s/ Lee Keeling and Associates, Inc.
LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
March 15, 2018